UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     October 18, 2006
REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-19034 (Commission File Number)	133444607 (I.R.S. Employer Identification Number)
777 Old Saw Mill River Road, Tarrytown, New York                               10591-6707
      (Address of principal executive offices)                                                  (Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2006, Regeneron Pharmaceuticals, Inc. and Bayer HealthCare LLC entered into a license and collaboration agreement to globally develop, and commercialize outside the United States, the VEGF Trap for the treatment of eye diseases by local administration (the “VEGF Trap-Eye”). Under the terms of the agreement, Bayer will make an up-front payment of $75.0 million to Regeneron. In addition, Regeneron is eligible to receive up to $110 million in development and regulatory milestones, including a total of $40 million upon the initiation of Phase 3 trials in defined major indications such as age-related macular degeneration and diabetic macular edema. Regeneron is also eligible to receive up to an additional $135 million in sales milestones when and if total annual sales of the VEGF Trap-Eye outside the United States achieve certain specified levels starting at $200 million.

Regeneron and Bayer will share equally in any future profits arising from the commercialization of the VEGF Trap-Eye outside the United States. Within the United States, Regeneron is responsible for any future commercialization of the VEGF Trap-Eye and has exclusive rights to any future profits arising therefrom.

Agreed upon development expenses incurred by both companies under a global development plan will be shared as follows:

2007: Up to $50.0 million shared equally; Regeneron solely responsible for up to the next $40.0 million; over $90.0 million shared equally.
     2008: Up to $70.0 million shared equally, Regeneron solely responsible for up to the next $30.0 million; over $100.0 million shared equally.
2009 and thereafter: All expenses shared equally.

If the VEGF Trap-Eye is granted marketing authorization in a major market country outside the United States, Regeneron will be obligated to reimburse Bayer for 50% of agreed upon development expenses that Bayer has incurred in accordance with a formula based on the amount of development expenses and Regeneron’s share of the collaboration profits, or at a faster rate at Regeneron’s option.

Bayer has the right to terminate the agreement without cause with at least six months or twelve months advance notice depending on defined circumstances at the time of termination. In the event of termination of the agreement for any reason, Regeneron retains all rights to the VEGF Trap-Eye.

A copy of the press release announcing the agreement is furnished as Exhibit 99.1 to this Form 8-K.

Financial Statements and Exhibits.

(c) Exhibits

Item 9.01	Agreement.

99.1 Press Release dated October 18, 2006

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Dated: October 18, 2006	By:	/s/ Stuart Kolinski
Stuart Kolinski Vice President and General Counsel

Exhibit Index

Number	Description

99.1	Press Release dated October 18, 2006.

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